EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD REPORTS FIRST QUARTER 2017 RESULTS
Assets Under Management $6.3 Billion at Quarter End
Adjusted EBITDA Increased 68%
Adjusted Net Income Per Share Increased 83%

DALLAS, May 4, 2017 - Ashford (NYSE MKT: AINC) (the “Company”) today reported the following results and performance measures for the first quarter ended March 31, 2017. For the first quarter, the Company has consolidated the financial position and operating results of the private investment funds managed by Ashford Investment Management. The financial impact from this consolidation is adjusted out of the Company’s financials through the noncontrolling interests in consolidated entities line items on the Company’s income statement and balance sheet. Unless otherwise stated, all reported results compare the first quarter ended March 31, 2017, with the first quarter ended March 31, 2016 (see discussion below). The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

STRATEGIC OVERVIEW

•	High-growth, fee-based, low-capex business model

•	Diversified platform of multiple fee generators

•	Seeks to grow in three primary areas:

◦	Expanding the existing platforms accretively and accelerating performance to earn incentive fees

◦	Starting new platforms for additional base and incentive fees

◦	Investing in or incubating businesses that can achieve accelerated growth through doing business with our existing platforms.

•	Highly-aligned management team with superior long-term track record

•	Leader in asset and investment management for the real estate & hospitality sectors

FINANCIAL AND OPERATING HIGHLIGHTS

•
Net loss attributable to the Company for the first quarter of 2017 totaled $2.4 million, or $1.18 per share, compared with a net loss of $1.7 million, or $0.86 per share, in the prior year quarter. Adjusted net income for the first quarter was $4.4 million, or $1.92 per diluted share, compared with $2.4 million, or $1.05 per diluted share, in the prior year quarter, reflecting a growth rate of 83% over the prior year.

•	Total revenue for the first quarter of 2017 was $13.0 million

•	Adjusted EBITDA for the first quarter was $5.1 million, reflecting a growth rate of 68% over the prior year

•	At the end of the first quarter of 2017, the Company had approximately $6.3 billion of assets under management

•	As of March 31, 2017, the Company had corporate cash of $35.4 million

UPDATE ON PROPOSED TRANSACTION WITH REMINGTON
On March 28, 2017, the Company announced that it has been unsuccessful in receiving an acceptable private letter ruling from the Internal Revenue Service and has decided to cease its efforts in completing the proposed transaction as originally contemplated with Remington Holdings, LP ("Remington"). The Company has begun the process of evaluating the purchase of just Remington’s project management business, which would not require a private letter ruling, and has formed a Special Committee of its Board to evaluate a possible transaction. Neither the Special Committee nor the Board has set a definitive timetable for the completion of its evaluation of the proposed transaction. Additionally, there is no assurance that a transaction involving Remington’s project management business will materialize.

INVESTMENT IN OPENKEY
As previously announced, the Company has made an investment in OpenKey. OpenKey is the universal, industry-standard smartphone App for keyless entry in hotel guestrooms. By creating an open platform solution, OpenKey seeks to make mobile key technology more accessible and convenient, streamlining the process for hotel owners and guests. OpenKey's powerful software has a secure interface with lock companies that represent a majority of the digital installed guest room locks globally. There is significant growth potential for OpenKey given there are nearly 18 million hotel rooms globally, many of them independent hotels that need a mobile key solution. Not only are there millions of rooms globally that need a mobile key solution, but OpenKey currently has little competition in this space.

OpenKey has made significant traction in deploying its technology and has grown its hotel subscriber base over 300% year over year. During the first quarter of 2017, OpenKey contracted 1,287 rooms, entered into an exclusive agreement with Preferred Hotels to become the preferred mobile key provider to over 650 hotels worldwide and launched its technology at hotels in Australia and Canada. Furthermore, OpenKey opened a sales office in Mexico this quarter and is working on opening sales offices in the Middle East and China.

INVESTMENT IN PURE ROOMS
Subsequent to quarter end, on April 13, 2017, Ashford announced it had acquired a controlling interest in a privately held company that conducts the business of Pure Rooms (“Pure Rooms”) for approximately $97,000 in cash consideration. Pure Rooms is a leading provider of hypo-allergenic hotel rooms in the United States.

Pure Rooms utilizes state-of-the-art purification technology to create allergy-friendly guestrooms and currently has contracts in place with approximately 160 hotels (approximately 2,400 rooms) throughout the United States. Pure Rooms’ hypo-allergenic rooms are designed to provide a better night’s sleep for all guests, especially allergy sufferers.

Pure Rooms’ patented 7-step purification process treats a room’s surfaces, including the air, and removes up to 99% of pollutants. Hotel rooms participating in this program typically achieve between a $20 and $30 premium per night. Based on historical performance, initial hotels that have been included in the Pure Rooms program have experienced an internal rate of return of between 50% and 70% on the Pure Rooms investment.

In addition to owning a 70% interest in the common equity of Pure Rooms, Ashford owns $300,000, or 50%, of the Series B-2 Preferred Equity of Pure Rooms. The total capitalization of Pure Rooms also includes approximately $475,000 of bank debt and $200,000 of Series B-1 Preferred Equity which will be senior to Ashford’s investment. During the twelve months ended January 31, 2017, Pure Rooms had Net Income of approximately $11,000 and Adjusted EBITDA of approximately $472,000. The implied total purchase price represents, as of January 31, 2017, a trailing 12-month Adjusted EBITDA multiple of 2.9x, according to the Company’s preliminary estimates based on unaudited operating financial data provided by Pure Rooms.

After inclusion of all planned Ashford Hospitality Trust, Inc (NYSE: AHT) (“Ashford Trust” or “Trust”) and Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime” or “Prime”) hotels in the Pure Rooms program over the next 24 months and without any additional growth, Net Income and Adjusted EBITDA are expected to increase by approximately $434,000 and $257,000, respectively. Ashford expects Pure Rooms to initially contribute approximately $0.07 to its Adjusted Net Income per share. Pure Rooms should add approximately $0.15 to the Company’s Adjusted Net Income per share after all planned Ashford Trust and Ashford Prime hotels are included in the Pure Rooms program.

FINANCIAL RESULTS
Net loss attributable to the Company for the first quarter of 2017 totaled $2.4 million, or $1.18 per share, compared with a net loss of $1.7 million, or $0.86 per share, for the first quarter of 2016. Adjusted net income for the first quarter of 2017 was $4.4 million, or $1.92 per diluted share, compared with $2.4 million, or $1.05 per diluted share, in the prior year quarter, reflecting a growth rate of 83%.

For the first quarter ended March 31, 2017, base advisory fee revenue was $11.0 million, including $8.9 million from Ashford Trust and $2.1 million from Ashford Prime.

Adjusted EBITDA for the first quarter of 2017 was $5.1 million, compared with $3.0 million for the first quarter of 2016, reflecting a growth rate of 68%.

CAPITAL STRUCTURE
At the end of the first quarter of 2017, the Company had approximately $6.3 billion of assets under management from its managed companies and corporate cash of $35.4 million. At the end of the first quarter of 2017, the Company had no debt, no preferred equity, 2.2 million fully diluted shares and a current fully diluted equity market capitalization of approximately $118 million.

QUARTERLY HIGHLIGHTS FOR ADVISED PLATFORMS

ASHFORD TRUST HIGHLIGHTS

•
On May 3, 2017, Trust announced that it is no longer seeking to merge with FelCor Lodging Trust Inc. (NYSE: FCH) (“FelCor”). In addition, Trust commented that it has withdrawn its preliminary proxy statement and proposed slate of seven independent directors for election to FelCor’s Board of Directors.

ASHFORD PRIME HIGHLIGHTS

•	In the first quarter, Prime completed its underwritten public offering of 5,750,000 shares of common stock at a price of $12.15 per share for total net proceeds of approximately $67 million.

•
Prime also completed its underwritten public offering of 2,075,000 shares of 5.50% Series B Cumulative Convertible Preferred Stock at a price to the public of $20.19 per share for total net proceeds of approximately $41 million.

•	In the first quarter, Prime refinanced three mortgage loans with existing outstanding balances totaling approximately $334 million with a new loan totaling $365 million.

•	In the first quarter, Prime entered into a definitive agreement to acquire the 80-room Hotel Yountville in Yountville, CA for $96.5 million ($1,200,000 per key).

•
In the first quarter, Prime completed the acquisition of the 190-room Park Hyatt Beaver Creek Resort & Spa in Beaver Creek, Colorado for $145.5 million ($766,000 per key). Concurrent with the completion of the acquisition, Prime financed the hotel with a $67.5 million non-recourse mortgage loan. This loan is interest only and provides for a floating interest rate of LIBOR + 2.75% with a two-year initial term and three, one-year extension options subject to the satisfaction of certain conditions.

"In the first quarter we continued to execute on our growth strategy with Prime raising capital and announcing the acquisition of two premier assets in attractive markets,” commented Monty J. Bennett, Ashford's Chairman and Chief Executive Officer.  "While we were not able to complete the Remington transaction as contemplated, we are committed to maximizing value for our shareholders by finding opportunities to accretively grow our platforms. To that end, we announced that we had made an investment in another hospitality-related service business, Pure Rooms, which we believe has significant growth prospects moving forward. Additionally, we are exploring the purchase of Remington’s project management business, as it would not require a private letter ruling, and would represent a significant addition to our platform. With positive trends in the economy as well as the lodging sector, we remain excited about our ability to drive growth at Ashford and our advised platforms in 2017.”

INVESTOR CONFERENCE CALL AND SIMULCAST
The Company will conduct a conference call on Friday, May 5, 2017, at 12:00 p.m. ET. The number to call for this interactive teleconference is (719) 325-2393. A replay of the conference call will be available through Friday, May

12, 2017, by dialing (719) 457-0820 and entering the confirmation number, 4604273.

The Company will also provide an online simulcast and rebroadcast of its first quarter 2017 earnings release conference call. The live broadcast of the Company’s quarterly conference call will be available online at the Company's web site, www.ashfordinc.com on Friday, May 5, 2017, beginning at 12:00 p.m. ET. The online replay will follow shortly after the call and continue for approximately one year.

Included in this press release are certain supplemental measures of performance which are not measures of operating performance under GAAP, to assist investors in evaluating the Company’s historical or future financial performance. These supplemental measures include adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) and Adjusted Net Income. We believe that Adjusted EBITDA and Adjusted Net Income provide investors and management with a meaningful indicator of operating performance. Management also uses Adjusted EBITDA and Adjusted Net Income, among other measures, to evaluate profitability and our board of directors includes these measures in reviews to determine quarterly distributions to stockholders. We calculate Adjusted EBITDA by subtracting or adding to net income (loss): interest expense, income taxes, depreciation, amortization, net income (loss) to noncontrolling interests, transaction costs, and other expenses. We calculate Adjusted Net Income by subtracting or adding to net income (loss): net income (loss) to noncontrolling interests, transaction costs, and other expenses. Our methodology for calculating Adjusted EBITDA and Adjusted Net Income may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. Neither Adjusted EBITDA nor Adjusted Net Income represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity nor are such measures indicative of funds available to satisfy our cash needs. The Company urges investors to carefully review the U.S. GAAP financial information as shown in our periodic reports on Form 10-Q and Form 10-K, as amended.

* * * * *

Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Forward Looking Statements

Included in this press release are certain supplemental measures of performance which are not measures of operating performance under GAAP, to assist investors in evaluating the Company's historical or future financial performance. These supplemental measures include adjusted earnings before interest, tax, depreciation and amortization ("Adjusted EBITDA") and Adjusted Net Income. We believe that Adjusted EBITDA and Adjusted Net Income provide investors and management with a meaningful indicator of operating performance. Management also uses Adjusted EBITDA and Adjusted Net Income, among other measures, to evaluate profitability and our board of directors includes these measures in reviews to determine quarterly distributions to stockholders. We calculate Adjusted EBITDA by subtracting or adding to net income (loss): interest expense, income taxes, depreciation, amortization, net income (loss) to noncontrolling interests, transaction costs, and other expenses. We calculate Adjusted Net Income by subtracting or adding to net income (loss): net income (loss) to noncontrolling interests, transaction costs, and other expenses. Our methodology for calculating Adjusted EBITDA and Adjusted Net Income may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. Neither Adjusted EBITDA nor Adjusted Net Income represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity nor are such measures indicative of funds available to satisfy our cash needs. The Company urges investors to carefully review the U.S. GAAP financial information included as part of our Registration Statement on Form 10, as amended.

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford's control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; the degree and nature of our competition; risks that Ashford will ultimately not pursue a transaction with Remington or Remington will reject engaging in any transaction with Ashford; if a transaction is negotiated between Ashford and Remington, risks related to Ashford’s ability to complete the acquisition on the proposed terms; the possibility that competing offers will be made; risks associated with business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized; risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed acquisition; disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees, managers or franchisors; and the possibility that if the combined company does not achieve the perceived benefits of the proposed acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Ashford’s shares could decline. These and other risk factors are more fully discussed in Ashford's filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share amounts)

	March 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$40,094	$84,091
Restricted cash	13,178	9,752
Investments in securities	16	91
Prepaid expenses and other	1,236	1,305
Receivables	110	16
Due from Ashford Trust OP	12,587	12,179
Due from Ashford Prime OP	2,570	3,817
Total current assets	69,791	111,251
Investments in unconsolidated entities	500	500
Furniture, fixtures and equipment, net	12,194	12,044
Deferred tax assets	8,669	6,002
Total assets	$91,154	$129,797
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$16,213	$11,314
Due to affiliates	1,707	933
Due to Ashford Trust OP from AQUA U.S. Fund	2,579	—
Due to Ashford Prime OP from AQUA U.S. Fund	—	2,289
Deferred compensation plan	88	144
Other liabilities	13,178	9,752
Total current liabilities	33,765	24,432
Accrued expenses	46	287
Deferred income	5,249	4,515
Deferred compensation plan	12,218	8,934
Total liabilities	51,278	38,168

Redeemable noncontrolling interests in Ashford LLC	244	179
Redeemable noncontrolling interests in subsidiary common stock	1,427	1,301

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A cumulative preferred stock, no shares issued and outstanding at March 31, 2017 and December 31, 2016	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 2,017,024 and 2,015,589 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	20	20
Additional paid-in capital	239,761	237,796
Accumulated deficit	(201,904)	(200,439)
Total stockholders’ equity of the Company	37,877	37,377
Noncontrolling interests in consolidated entities	328	52,772
Total equity	38,205	90,149
Total liabilities and equity	$91,154	$129,797

ASHFORD INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016
REVENUE
Advisory services:
Base advisory fee	$10,827	$10,565
Incentive advisory fee	771	319
Reimbursable expenses	2,116	2,154
Non-cash stock/unit-based compensation	(1,283)	287
Other	582	84
Total revenue	13,013	13,409
EXPENSES
Salaries and benefits	10,043	5,974
Non-cash stock/unit-based compensation	989	3,234
Depreciation	468	272
General and administrative	3,649	4,441
Total operating expenses	15,149	13,921
OPERATING INCOME (LOSS)	(2,136)	(512)
Realized gain (loss) on investment in unconsolidated entity	—	(3,601)
Unrealized gain (loss) on investment in unconsolidated entity	—	2,141
Interest income (expense)	33	13
Dividend income	93	13
Unrealized gain (loss) on investments	125	1,129
Realized gain (loss) on investments	(200)	(6,813)
Other income (expenses)	(8)	(128)
INCOME (LOSS) BEFORE INCOME TAXES	(2,093)	(7,758)
Income tax (expense) benefit	(630)	(640)
NET INCOME (LOSS)	(2,723)	(8,398)
(Income) loss from consolidated entities attributable to noncontrolling interests	(25)	6,548
Net (income) loss attributable to redeemable noncontrolling interests in Ashford LLC	4	3
Net (income) loss attributable to redeemable noncontrolling interests in subsidiary common stock	359	115
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$(2,385)	$(1,732)

INCOME (LOSS) PER SHARE - BASIC AND DILUTED
Basic:
Net income (loss) attributable to common stockholders	$(1.18)	$(0.86)
Weighted average common shares outstanding - basic	2,015	2,008
Diluted:
Net income (loss) attributable to common stockholders	$(1.34)	$(1.51)
Weighted average common shares outstanding - diluted	2,046	2,218

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2017	2016
Net income (loss)	$(2,723)	$(8,398)
(Income) loss from consolidated entities attributable to noncontrolling interests	(25)	6,548
Net (income) loss attributable to redeemable noncontrolling interests in Ashford LLC	4	3
Net (income) loss attributable to redeemable noncontrolling interests in subsidiary common stock	359	115
Net income (loss) attributable to the company	(2,385)	(1,732)
Depreciation	465	267
Income tax expense (benefit)	630	640
Realized and unrealized (gain) loss on investment in unconsolidated entity (net of noncontrolling interest)	—	1,328
Net income (loss) attributable to redeemable noncontrolling interests in Ashford LLC	(4)	(3)
EBITDA	(1,294)	500
Equity-based compensation	2,268	2,947
Market change in deferred compensation plan	3,340	(1,612)
Transaction costs	661	383
Software implementation costs	59	794
Reimbursed software costs	(55)	—
Dead deal costs	—	11
Realized and unrealized (gain) loss on derivatives	25	(9)
Severance costs	49	—
Adjusted EBITDA	$5,053	$3,014

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016
Net income (loss)	$(2,723)	$(8,398)
(Income) loss from consolidated entities attributable to noncontrolling interests	(25)	6,548
Net (income) loss attributable to redeemable noncontrolling interests in Ashford LLC	4	3
Net (income) loss attributable to redeemable noncontrolling interests in subsidiary common stock	359	115
Net income (loss) attributable to the company	(2,385)	(1,732)
Depreciation	465	267
Net income (loss) attributable to redeemable noncontrolling interests in Ashford LLC	(4)	(3)
Equity-based compensation	2,268	2,947
Realized and unrealized (gain) loss on investment in unconsolidated entity (net of noncontrolling interest)	—	1,328
Market change in deferred compensation plan	3,340	(1,612)
Transaction costs	661	383
Software implementation costs	59	794
Reimbursed software costs	(55)	—
Dead deal costs	—	11
Realized and unrealized (gain) loss on derivatives	25	(9)
Severance costs	49	—
Adjusted net income (loss)	$4,423	$2,374
Adjusted net income (loss) per diluted share available to common stockholders	$1.92	$1.05
Weighted average diluted shares	2,309	2,266